LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS




	Know all by these presents, that the undersigned's hereby makes,

constitutes and appoints John Ferguson, Todd Mullenger, Gus Puryear as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)	prepare, execute,
acknowledge,
deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of Corrections Corporation of America, a Maryland corporation (the "Company"), with the United States
Securities and Exchange
Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities
Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange
Act");

(2)	seek or obtain,
as the undersigned's representative and
on the undersigned's behalf,
information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and


(3)	perform any and all other acts which
in the discretion of such
attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The
undersigned
acknowledges that:

(1)	this Power of Attorney authorizes,
but does
not require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)	any documents prepared
and/or
executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3)	neither the Company
nor
such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and



(4)	this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the
Exchange Act, including without limitation the reporting requirements under
Section 16 of the Exchange Act.

	The undersigned hereby
gives and
grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for an on behalf of he undersigned, shall lawfully do or cause to be done by virtue of this
Limited Power of Attorney.

	This Power of Attorney shall
remain in
full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

	IN WITNESS
WHEREOF, the
undersigned has caused this Power of Attorney to be executed as of this
13th day of December, 2000.






									   /s/
Henri L. Wedell
						Signature




									   Henri
L. Wedell
						Print Name




STATE OF TENNESSEE


COUNTY OF DAVIDSON




	On this 27th day of June, 2003,
Darla McAllister personally appeared
before me, and acknowledged that s/he
executed the foregoing instrument
for the purposes therein contained.


	IN WITNESS WHEREOF, I have
hereunto set my hand and official seal.





/s/ Darla McAllister
						Notary Public





									   Darla McAllister
						My Commission

Expires: 2005